UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REIN THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 2(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT OF REIN THERAPEUTICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS ADJOURNED TO JULY 23, 2025

On June 24, 2025, Rein Therapeutics, Inc. (the “Company”) announced that it adjourned the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to take place on Tuesday, June 24, 2025, until Wednesday, July 23, 2025, due to the fact that a quorum was not achieved and to allow more opportunity for Company stockholders to vote on all proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 12, 2025 (the “Proxy Statement”). The record date for the Annual Meeting continues to be the close of business on May 5, 2025 (the “Record Date”). The Annual Meeting will reconvene on Wednesday, July 23, 2025, beginning at 9:00 a.m. Eastern Time at www.meetnow.global/M4RTYCN.

As set forth in the Proxy Statement, in order to achieve a quorum for the Annual Meeting, a majority of shares of the Company’s common stock outstanding on the Record Date were required to be present or represented by proxy at the Annual Meeting. On July 10, 2025, the Board of Directors (the “Board”) of the Company approved an amendment to its Amended and Restated By-laws (as amended, the “By-laws”) to reduce the quorum requirement for all meetings of stockholders from the majority requirement to a requirement of forty percent (40%) of the shares of capital stock of the Company issued and outstanding and entitled to vote at the meeting. This new quorum requirement will now apply to the quorum requirements for the Annual Meeting. The Company disclosed this amendment to the By-laws and quorum change in its Current Report on Form 8-K filed on the same date.

This document is being filed solely to supplement the Proxy Statement for the Annual Meeting to reflect the new quorum requirement applicable to the Annual Meeting. Accordingly, the Proxy Statement is hereby supplemented as follows:

The following text replaces, in its entirety, the paragraph under the heading “Q. How many shares must be represented to have a quorum and hold the Annual Meeting?” on page 6 of the Proxy Statement:

Q.	How many shares must be represented to have a quorum and hold the Annual Meeting?

A.

Forty percent (40%) of the shares of our common stock outstanding at the Record Date must be present or represented by proxy to hold the Annual Meeting. This is called a quorum. To determine whether a quorum exists, we count as present any shares of common stock that are voted by submitting a proxy online, by telephone, or by mail, or that are represented at the Annual Meeting. Shares of common stock present virtually during the Annual Meeting will be considered shares of common stock represented at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present any shares of common stock that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present any shares of common stock counted as broker non-votes for the purpose of establishing a quorum. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement and the Proxy Statement continues to be in full force and effect as originally filed and the Board continues to seek the vote of Company stockholders to be voted on at the Annual Meeting as recommended in the original filing. This supplement to the Proxy Statement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This supplement to the Proxy Statement should be read in conjunction with the Proxy Statement.

IF YOU HAVE ALREADY SUBMITTED YOUR PROXY, YOU DO NOT NEED TO TAKE ANY ACTION

UNLESS YOU WISH TO CHANGE YOUR VOTE.

YOUR VOTE IS VERY IMPORTANT. PLEASE EXERCISE YOUR RIGHT TO VOTE WHETHER OR

NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

July 11, 2025